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                                                                    EXHIBIT 8.1

           [Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]


                                 June 30, 2000

El Paso Energy Partners, L.P.
El Paso Energy Building
1001 Louisiana Street, 26th Floor
Houston, Texas 77002

           Re: Shelf Registration Statement - Form S-3

Ladies and Gentlemen:

           We have acted as counsel to El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of the Registration Statement on Form S-3, as amended (Registration No. 333-85987) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") on June 30, 2000. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of one or more classes or series of capital securities representing limited partner interests ("Securities") of the Partnership, having an aggregate public offering price not to exceed U.S. $500,000,000, on terms to be determined at the time of the offering. In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Income Tax Considerations" (the "Discussion") in the Registration Statement with respect to the Common Units.

           The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of the Common Units pursuant to the Offering.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Discussion. In giving this consent we do not admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,


                              AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.